UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2014

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2014, CytoDyn Inc. (the “Company”) issued an unsecured convertible promissory note (the “Note”) in the aggregate principal amount of $2,000,000 to Alpha Venture Capital Partners, L.P. (“AVCP”). The Note bears simple interest at the annual rate of 5%, payable quarterly. The principal balance of the Note is due and payable in full on September 26, 2016, subject to acceleration of payment in the event of default. Prepayment is permitted without penalty.

The Note includes events of default for nonpayment of principal or interest when due or other breaches of the Note provisions, as well as for breach of any term of the Subscription and Investor Rights Agreement (the “Subscription Agreement”) governing the investment in the Note and related warrants (the “AVC Investment”) or of the warrant agreement.

Without AVCP’s prior written consent, the Company may not incur additional indebtedness for borrowed money, other than up to an additional $6.0 million in convertible promissory notes that may be issued to AVCP or related parties as described under Item 3.02 below, unless such indebtedness is subordinated in right of payment to the Company’s obligations under the Note and any additional notes issued to AVCP or related parties.

Conversion rights under the Note, the issuance of related warrants to purchase shares of the Company’s common stock, and investor rights set forth in the Subscription Agreement entered into between the Company and Alpha Venture Capital Management, LLC (“AVCM”), the general partner of AVCP, are described under Items 3.02 and 5.02 below, which information is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On September 26, 2014, the Company sold the Note in the principal amount of $2,000,000 to AVCP in a private placement in exchange for cash in an equal amount. The principal amount of the Note plus unpaid accrued interest is convertible at the election of the holder into shares of the Company’s common stock at any time prior to maturity at an initial conversion price of $1.00 per share. The conversion price is subject to (i) adjustment for stock splits and similar corporate events and (ii) reduction to a price per share that is 10% below the lowest sale price that is below $.9444 per share, for shares of CytoDyn common stock sold in future securities offerings, if any, including sales to AVCP and its designees. Additional terms of the Note are described under Item 2.03 above, which information is incorporated herein by reference.

As part of the AVC Investment, the Company issued warrants to AVCP to purchase a total of 250,000 shares of the Company’s common stock exercisable at a price of $0.50 per share. The warrants are currently exercisable in full, include a cashless exercise feature, and will expire on December 31, 2019.

Under the Subscription Agreement, together with a side letter agreement between the Company and AVCM, AVCM and its designees have the right, but not the obligation, to invest up to an additional $6.0 million on the same terms as the initial $2.0 million AVC Investment until December 31, 2014, except that the maximum amount of such additional investment may be reduced to $4.0 million by the Company. With respect to investments by AVCM and its designees made after reaching a total of $4.0 million, if the average of the market prices during any rolling 20-day period is equal to or above $1.25 per share, the conversion price of additional notes purchased, if any, will be equal to the highest rolling 20-day average trading price thereafter, and the warrant exercise price will be equal to 50% of such 20-day average trading price.

The Subscription Agreement also provides that, during the period ending December 31, 2019, the Company will permit AVCM and its designees to purchase securities to be issued by the Company in any future debt or equity offering in an amount equal to (a) the combined pro rata share of AVCM and its designees with respect to such offering, based on the proportion their beneficial ownership of shares of the Company’s common stock bears to the then outstanding common shares on a fully diluted basis, plus (b) 10% of the total amount of debt or equity offered in such offering, on the same terms as are offered to other investors, except that the purchase price will be reduced by any brokerage, placement agent or similar fee. AVCM and designees who give notice of exercise of their participation rights may reduce the amount of securities to be purchased pursuant to that notice at any time prior to the closing date.

During the period ending November 1, 2019, Carl Dockery, who is the managing member of AVCM, has agreed to provide assistance to the Company in its fundraising efforts by making introductions to persons with whom he has a business or personal relationship. During this period, the Company will not independently solicit any limited partners of AVCM or its affiliates or other investors introduced to the Company by Mr. Dockery without his prior written consent.

AVCP is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the Note and warrants.

Any future investments by AVCM and its designees in debt or equity securities issued by the Company and future debt or equity offerings by the Company in which AVCM and its designees have participation rights as described above may also not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 26, 2014, the Board appointed Carl Dockery to serve as a member of the Board. No decision has been made with regard to the appointment of Mr. Dockery to any Board committees.

The Board approved the offer of a Board seat to Mr. Dockery as part of the negotiations between the Company and AVCP regarding the AVC Investment described in Items 2.03 and 3.02 above, which description is incorporated herein by reference. The appointment of Mr. Dockery to the Board was conditioned upon satisfactory completion of a background check and the closing of the AVC Investment.

Prior to the AVC Investment, Mr. Dockery was deemed to indirectly beneficially own 5.5% of the Company’s outstanding common stock following the purchase of 2,095,700 shares of common stock and warrants to purchase an additional 1,047,850 shares of common stock with an exercise price of $0.75 per share by AVCP in October 2013. As of the date of this report, Mr. Dockery is deemed to beneficially own a total of 5,643,550 shares of the Company’s common stock, or 9.5% of the outstanding shares. Mr. Dockery is the managing member of the general partner of AVCP and has shared voting and investment power as to the shares of the Company’s common stock held by AVCP and related parties.

Mr. Dockery will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors generally. A summary of the Company’s compensation program for nonemployee directors effective June 1, 2013, is included as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2013, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: October 1, 2014	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer